USANA Health Sciences Reports Third Quarter 2024 Results

SALT LAKE CITY, October 22, 2024 (BUSINESS WIRE)—USANA Health Sciences, Inc. (NYSE: USNA) today announced financial results for its fiscal third quarter ended September 28, 2024.

Key Financial & Operating Results
•Third quarter net sales were $200 million versus $213 million during Q3 2023.
•Third quarter diluted EPS was $0.56 as compared with $0.59 during Q3 2023.
•Company updates fiscal year 2024 net sales and diluted EPS outlook to approximately $850 million and $2.45, respectively (previously $850 million to $880 million and $2.40 to $2.55).

Q3 2024 Financial Performance

Consolidated Results
Net Sales	$200 million	•-6% vs. Q3 2023
		•No meaningful YOY FX impact
		•-6% sequentially
Diluted EPS	$0.56	•-5% vs. Q3 2023
		•+4% sequentially
Active Customers	452,000	•-3% vs. Q3 2023
		•-3% sequentially

“Third quarter operating results reflected continued top line headwinds across many of our key markets,” said Jim Brown, President and Chief Executive Officer. “Our sales force continued to face challenges in attracting new customers as consumer sentiment remained cautious, including in our largest market, mainland China. Despite these challenges, we remain confident in our direction and continue to make progress on the five key initiatives that underpin our long-term strategy. Our commercial team, which was reorganized earlier this year, has been executing on these initiatives to enhance the overall value proposition of our business to our customers and we are beginning to see results in several of these areas.

“During the quarter, we continued to prioritize engagement with our sales leaders, highlighted by our Americas & Europe Convention in Las Vegas, Nevada during August. Training and development were key focus areas at this event, with an emphasis on actionable initiatives to help our sales leaders grow their businesses. Feedback has been positive and leaders are actively adopting these new initiatives.

“We have also prioritized our product innovation strategy with an emphasis on increasing the cadence with which we introduce new and upgraded premium products relevant to our customers’ needs. Illustrative of this effort, we launched two new products at our recent event in Las Vegas: a Celavive Resurfacing Serum and a Whey Protein Isolate.”

Q3 2024 Regional Results:

Asia Pacific Region
Net Sales	$160 million	•-6% vs. Q3 2023
		•No meaningful YOY FX impact
		•-6% sequentially
		•80% of consolidated net sales
Active Customers	360,000	•-1% vs. Q3 2023
		•-2% sequentially
Asia Pacific Sub-Regions
Greater China
Net Sales	$102 million	•-4% vs. Q3 2023
		•-5% constant currency vs. Q3 2023
		•-11% sequentially
Active Customers	243,000	•+6% vs. Q3 2023
		•-3% sequentially
North Asia
Net Sales	$21 million	•-15% vs. Q3 2023
		•-12% constant currency vs. Q3 2023
		•+4% sequentially
Active Customers	41,000	•-16% vs. Q3 2023
		•-2% sequentially
Southeast Asia Pacific

Net Sales	$37 million	•-5% vs. Q3 2023
		•-6% constant currency vs. Q3 2023
		•+5% sequentially
Active Customers	76,000	•-8% vs. Q3 2023
		•-1% sequentially

Americas and Europe Region
Net Sales	$40 million	•-7% vs. Q3 2023
		•-6% constant currency vs. Q3 2023
		•-5% sequentially
		•20% of consolidated net sales
Active Customers	92,000	•-10% vs. Q3 2023
		•-7% sequentially

Balance Sheet and Share Repurchase Activity
The Company generated $30 million in operating cash flow during the third quarter and ended the quarter with $365 million in cash and cash equivalents while remaining debt-free. The Company did not repurchase any shares during the quarter. As of the end of the third quarter, the Company had approximately $62 million remaining under the current share repurchase authorization.

Fiscal Year 2024 Outlook
The Company is updating its net sales and earnings per share outlook for fiscal year 2024, as follows:

Fiscal Year 2024 Outlook
	Target	Previous Range
Consolidated Net Sales	$850 million	$850 - $880 million
Diluted EPS	$2.45	$2.40 - $2.55

“Third quarter net sales were modestly below expectations as we continue to see downward pressure on customer acquisition and consumer spending in several key markets, resulting in lower customer counts and average spend per customer,” said Doug Hekking, Chief Financial Officer. “We are monitoring the recently-announced stimulus initiatives in China, but we do not expect them to meaningfully impact our near-term operating results. Accordingly, we have adjusted our fiscal 2024 guidance to reflect year-to-date operating performance as well as promotional activity planned for the fourth quarter. Notwithstanding the macroeconomic challenges we have faced in 2024, our business fundamentals remain strong. We’ve generated $47 million of free cash flow year-to-date and our balance sheet remains pristine with $365 million of cash and no debt.”

Management Commentary Document and Conference Call
For further information on the USANA’s operating results, please see the Management Commentary document, which has been posted on the Company’s website (http://ir.usana.com) under the Investor Relations section. USANA’s management team will hold a conference call and webcast to discuss today’s announcement with investors on Wednesday, October 23, 2024 at 11:00 AM Eastern Time. Investors may listen to the call by accessing USANA’s website at http://ir.usana.com. The call will consist of brief opening remarks by the Company’s management team, followed by a questions and answers session.

Non-GAAP Financial Measures
The Company prepares its financial statements using U.S. generally accepted accounting principles (“GAAP”). Constant currency net sales, earnings, EPS and other currency-related financial information (collectively, “Financial Results”) are non-GAAP financial measures that remove the impact of fluctuations in foreign-currency exchange rates (“FX”) and help facilitate period-to-period comparisons of the Company’s Financial Results that we believe provide investors an additional perspective on trends and underlying business results. Constant currency Financial Results are calculated by translating the current period's Financial Results at the same average exchange rates in effect during the applicable prior-year period and then comparing this amount to the prior-year period's Financial Results.

About USANA
USANA develops and manufactures high-quality nutritional supplements, functional foods and personal care products that are sold directly to Associates and Preferred Customers throughout the United States, Canada, Australia, New Zealand, Hong Kong, China, Japan, Taiwan, South Korea, Singapore, Mexico, Malaysia, the Philippines, the Netherlands, the United Kingdom,

Thailand, France, Belgium, Colombia, Indonesia, Germany, Spain, Romania, Italy, and India. More information on USANA can be found at www.usana.com.

Safe Harbor
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including: global economic conditions generally, including continued inflationary pressure around the world and negative impact on our operating costs, consumer demand and consumer behavior in general; reliance upon our network of independent Associates; risk that our Associate compensation plan, or changes that we make to the compensation plan, will not produce desired results, benefit our business or, in some cases, could harm our business; risk associated with governmental regulation of our products, manufacturing and direct selling business model in the United States, China and other key markets; potential negative effects of deteriorating foreign and/or trade relations between or among the United States, China and other key markets; potential negative effects from geopolitical relations and conflicts around the world, including the Russia-Ukraine conflict and the conflict in Israel; compliance with data privacy and security laws and regulations in our markets around the world; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; adverse publicity risks globally; risks associated with commencing operations in India and future international expansion and operations; uncertainty relating to the fluctuation in U.S. and other international currencies; and the potential for a resurgence of COVID-19, or another pandemic, in any of our markets in the future and any related impact on consumer health, domestic and world economies, including any negative impact on discretionary spending, consumer demand, and consumer behavior in general. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this press release set forth our beliefs as of the date hereof. We do not undertake any obligation to update any forward-looking statement after the date hereof or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

Investor contact: Andrew Masuda
Investor Relations
(801) 954-7201
investor.relations@usanainc.com

Media contact: (801) 954-7280
media@usanainc.com

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended
	September 28, 2024	September 30, 2023
Net sales	$200,221	$213,365
Cost of sales	39,257	42,529
Gross profit	160,964	170,836
Operating expenses:
Associate incentives	84,068	89,926
Selling, general and administrative	61,295	63,303
Total operating expenses	145,363	153,229
Earnings from operations	15,601	17,607
Other income (expense):
Interest income	3,142	2,733
Interest expense	(49)	(43)
Other, net	(86)	234
Other income (expense), net	3,007	2,924
Earnings before income taxes	18,608	20,531
Income taxes	8,001	9,184
Net earnings	$10,607	$11,347

Earnings per common share
Basic	$0.56	$0.59
Diluted	$0.56	$0.59

Weighted average common shares outstanding
Basic	19,078	19,245
Diluted	19,083	19,372

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	As of September 28, 2024	As of December 30, 2023
ASSETS
Current assets
Cash and cash equivalents	$364,889	$330,420
Inventories	63,984	61,454
Prepaid expenses and other current assets	22,318	25,872
Total current assets	451,191	417,746
Property and equipment, net	98,033	99,814
Goodwill	17,196	17,102
Intangible assets, net	29,237	29,919
Deferred tax assets	16,823	13,284
Other assets*	58,828	54,892
Total assets	$671,308	$632,757

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$7,041	$10,070
Line of credit - short term	—	786
Other current liabilities	107,738	107,989
Total current liabilities	114,779	118,845
Deferred tax liabilities	4,727	4,552
Other long-term liabilities	18,715	12,158

Stockholders' equity	533,087	497,202
Total liabilities and stockholders' equity	$671,308	$632,757

*Other assets include noncurrent inventories of $2,938 and $3,128 as of 28-Sep-24 and 30-Dec-23, respectively. Total inventories were $66,922 and $64,582 as of 28-Sep-24 and 30-Dec-23, respectively.

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
SALES BY REGION
(in thousands)
(unaudited)

	Quarter Ended				Change from prior year	Percent change	Currency impact on sales	% change excluding currency impact
	September 28, 2024		September 30, 2023
Asia Pacific
Greater China	$102,261	51.1%	$106,609	50.0%	$(4,348)	(4.1%)	$865	(4.9%)
Southeast Asia Pacific	37,267	18.6%	$39,151	18.3%	(1,884)	(4.8%)	561	(6.2%)
North Asia	20,541	10.2%	$24,244	11.4%	(3,703)	(15.3%)	(721)	(12.3%)
Asia Pacific Total	160,069	79.9%	170,004	79.7%	(9,935)	(5.8%)	705	(6.3%)
Americas and Europe	40,152	20.1%	43,361	20.3%	(3,209)	(7.4%)	(727)	(5.7%)
	$200,221	100.0%	$213,365	100.0%	$(13,144)	(6.2%)	$(22)	(6.2%)

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
ACTIVE ASSOCIATES AND ACTIVE PREFERRED CUSTOMERS BY REGION
(unaudited)

Active Associates by Region(1)
(unaudited)
	As of September 28, 2024		As of September 30, 2023
Asia Pacific:
Greater China	65,000	34.6%	69,000	34.0%
Southeast Asia Pacific	52,000	27.6%	55,000	27.1%
North Asia	28,000	14.9%	33,000	16.2%
Asia Pacific Total	145,000	77.1%	157,000	77.3%

Americas and Europe	43,000	22.9%	46,000	22.7%
	188,000	100.0%	203,000	100.0%

Active Preferred Customers by Region(2)
(unaudited)
	As of September 28, 2024		As of September 30, 2023
Asia Pacific:
Greater China	178,000	67.4%	161,000	61.7%
Southeast Asia Pacific	24,000	9.1%	28,000	10.7%
North Asia	13,000	4.9%	16,000	6.1%
Asia Pacific Total	215,000	81.4%	205,000	78.5%

Americas and Europe	49,000	18.6%	56,000	21.5%
	264,000	100.0%	261,000	100.0%

(1) Associates are independent distributors of our products who also purchase our products for their personal use. We only count as active those Associates who have purchased from us any time during the most recent three-month period, either for personal use or resale.

(2) Preferred Customers purchase our products strictly for their personal use and are not permitted to resell or to distribute the products. We only count as active those Preferred Customers who have purchased from us any time during the most recent three-month period. China utilizes a Preferred Customer program that has been implemented specifically for that market.